Exhibit 10.6

Certain identified information contained in this document, marked by brackets, was omitted because it is both (i) not material and (ii) is the type that the Company treats as private or confidential. “[***]” indicates where the information has been omitted from this exhibit.

DISTRIBUTION AGREEMENT

By and Between

ANHUI JIANGHUAI AUTOMOBILE GROUP CORP., LTD.

And

AUTOMAX LEASING COMPANY

AUTOMAX LEASING

Ref. NO. _____________

Sep 15th, 2024, Hefei CHINA

JAC INTERNATIONAL

www.jac.com.cn

CONTENT

1. Definitions	2
2. General provisions	3
2.1 Distribution Products	3
2.2 Distribution territory	3
2.3 Distribution authority	3
2.4 Products price	3
2.5 Market objectives	3
2.6 Payment	4
2.7 Production and Delivery	4
3. Rights and duties	5
3.1 Rights of Party A	5
3.2 Duties of Party A	5
3.3 Rights of Party B	5
3.4 Duties of Party B	6
4. Commencement and expiration	9
4.1 Validity of Agreement	10
4.2 Early termination	9
4.3 Consequence of Agreement Termination	10
5. Force Majeure	11
6. Settlement of disputes	11
7. Assignment of Agreement	11
8. Priority and Severability	11
9. Other terms	11
10. Address and contact information	13
11. Execution	13
Appendix	14

JAC INTERNATIONAL
www.jac.com.cn	Page 1 / 14

This distribution agreement (hereinafter referred to as the “Agreement”) is confirmed by and between the following parties in Hefei City, Anhui Province, China:

ANHUI JIANGHUAI AUTOMOBILE GROUP CORP., LTD. (hereinafter manufacturer, called Party A), a corporation existing under the laws of People’s Republic of China having its principal office established at 176 Dong Liu Road, Hefei, China.

AND

AUTO MAX LEASING LTD. (Hereinafter distributor, called Party B), a corporation existing under the laws of Israel, having its principal office established at 15 Harechavim St., Jerusalem, Israel.

AUTO MAX LEASING LTD. 15 Harechavim St., Jerusalem, Israel 。

A copy of the business license of Party B is as Appendix 1, Signed by Party B’s legal representative or legally authorized person.

In consideration of the mutual promises and covenants set forth in this agreement, the parties hereby agree as follows:

In case of any inconsistency between the followings contents and the Agreement signed in Sep 2nd by both parties, the clauses of the AGREEMENT signed in Sep 2nd clauses should prevail over the clauses of the DISTRIBUTING AGREEMENT.

1. Definitions

Unless otherwise agreed or expressly provided in the context of this Agreement, all the terms set out in this Agreement shall have the meaning as follows:

1.1 “Confidential Information” shall mean any information which relates but not limited to the administrative, financial, products, technical or operational arrangements of a Party or any subsidiary or associated companies of any Party and any information of a secret or proprietary nature or which is otherwise expressly stated by that Party to be confidential.

“Affiliate(s)” refers to any entity related to any party, and these entities are directly or indirectly controlled by that party.

1.2 “Intellectual Property Right” (hereinafter called IPR) shall mean, in relation to Party A and the “Products”, the patents, trademarks, trade names, logos and registered designs details of which are mentioned in the Agreement, and all other patents, trademarks, trade names, logos, designs, symbols, emblems, copyrights, information, and other identifying materials and all other proprietary rights whatsoever owned by or available to Party A or adopted or designated now or at any time hereafter by Party A for use by Party A in connection with the Products.

1.3 “Overall market” shall mean the sales volume of the total territory vehicle market (excluding that of the used vehicle market);

1.4 “Segment market” shall mean the total sales volume of the segment which the “Products” defined in this agreement belong to (excluding that of the used vehicle market).

JAC INTERNATIONAL
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1.5 “Force Majeure” shall mean any event which: (i) is beyond the control of the affected Party; (ii) is unforeseen or, if foreseen, is unavoidable; (iii) arises after the Effective Date of this Agreement; and (iv) prevents total or partial performance of this Agreement by the affected Party. Such events shall include, but not be limited to, floods, fires, droughts, typhoons, earthquakes or other natural disasters, pandemic, transportation disasters, strikes, civil unrest or disturbance, acts of terrorism, riots and war (whether or not declared), provided that Force Majeure does not apply to a Party’s willful act, neglect or failure to take reasonable precautions against the relevant Force Majeure event.

1.6 “Batch order” shall mean an order of more than 50 units of vehicles.

1.7 “Required documentation” shall mean the following two documents which Party B shall provide to Party A according to the requirements of Party A before the signing of this Agreement, namely Party B’s copy of business license and Business Plan.

1.8 “PRC” or “China” originally means the People’s Republic of China, for the purpose of this Agreement, the term “China” referred to in Article 6 of this Agreement, it refers to mainland China in particular in this agreement.

1.9 “New Agreement” shall mean newly signed distribution agreement or supplemental agreement.

References to dates shall be construed as references to dates in the Gregorian calendar and references to “month”, “monthly”, “year”, or “yearly” shall be construed as references to the corresponding time period under the Gregorian calendar unless the context requires otherwise. References to “weeks” or “weekly” shall be references to a period of seven (7) calendar days.

“Territory” has the meaning given in Clause 2.2.

2. General provisions

2.1 Distribution Products

Party A agrees Party B to import and sell the specified vehicle models of the JAC brand. Hereinafter referred to as “Products”.

Please refer to Appendix 2 for specific Products.

2.2 Distribution territory

“Territory” shall mean _Israel__.

2.3 Distribution authority

Party A appoints Party B as a non-exclusive distributor for the whole area of the Territory of the above-mentioned Products.

2.4 Products price 产品价格

2.4.1 Party A will fix the Products price according to the configuration on the order required by Party B. [***].

2.4.2 [***].

2.5 Market objectives

2.5.1 Sales target

2.5.1.1 On a basis of the non-exclusive distributor, Party B should fulfill the following order target after the signature of the Agreement, provided that Party A could supply Party B with products that meet the European standard:

[***]

JAC INTERNATIONAL
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2.5.1.2 After signing this agreement, Party B should make a minimum order of [******] units within [******].

2.5.2 Market share target

[***]

2.5.3 Sales network expansion target

Party B shall make its best efforts to maintain and develop the distribution of Party A’s Product, establish wholesale and retail network, distribute and meet the demand for Products, to meet the demand volume from customers.

Sales network expansion target:

[***]

2.5.4 Service network expansion target

To provide quality service, technical service network should be established along with the sales network. Party B shall actively support the market development and after-sales service of related personnel from Party A.

Service network expansion target:

[***]

2.5.5 Sales and service network expansion and feedback requirements

Party B shall build facilities in the territory according to the sales and service network requirements. There shall be proper JAC logo, showroom for JAC products, and operation teams in every sales and service network. In order to promote brand image of Party A and Party B and to increase sales volume, party B shall build [***] facility according to the standard of Party A.

Please refer to Appendix 3 for details of sales target, brand image stores planning and development of sales outlets. Please refer to “JAC international image facility construction standard” Party B shall, as required by Party A, timely feedback the details of the sales and service outlets of the direct operation and the second network on a quarterly basis. For detailed standards, please refer to JAC Dealer Network Archives Management

2.6 Payment

2.6.1 Settlement currency

All products shall be settled in ____USD_____ Money shall be remitted to the bank account designated by Party A. Details will be as per the sales contract agreed by both parties.

2.6.2 Method of Payment

2.6.2.1 All payment shall be transferred by [***].

[***]. Production and delivery arrangement shall be governed by sales contract signed by both parties.

2.6.2.2 Other method of payment shall be discussed by both parties.

2.6.2.3 Both parties agree that the ownership of the designated products that have been delivered shall remain with Party A until Party A receives full payment.

2.7 Production and Delivery 生产和发货

Party A is responsible for organizing and providing supply chain plan design and procurement services before and during production to meet order needs. Production and delivery condition shall be referred to the Sales Contract signed by both parties.

JAC INTERNATIONAL
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2.7.1 Payment Scheme A: [***];

Payment Scheme B: [***];

2.7.2 [***].

3. Rights and duties

3.1 Rights of Party A

3.1.1 Party A has the right to enquire into the operations of Party B.

3.1.2 Party A has the right to survey and inspect the operation of Party B, including its sales and service network in the Territory;

3.1.3 Party A shall have the right to inspect and evaluate the actual implementation of sales and service rules/requirement which are issued by Party A and confirmed by both parties.

3.1.4 Party A has the right to survey, inspect and evaluate the implementation of other duties or obligations of Party B mentioned in this Agreement.

3.1.5 Party A reserves the right to choose another distributor in the Territory.

3.2 Duties of Party A

3.2.1 Products supply

3.2.1.1 Party A shall provide Party B at the prescribed time with Products and related spare parts as mentioned in this Agreement.

3.2.2 Information support

Party A shall provide information/answers to questions reasonably raised by Party B, and shall deal with and make feedback to the information, report and claim needed by Party B to enable Party B to distribute the Products more efficiently.

3.2.3 Training and technical support

Party A will work out study plan and training material, organize and perform training programs under the request of the Party B for Party B’s employees, and evaluate the knowledge and skills level of the trainees. The form of training will be discussed by both parties and the related expenses associated with the training shall be discussed by both parties.

3.2.4 Brand Promotion Support

Party A shall have the obligation to provide Party B with the promotion material and basic material for products and brand promotion, and the material list shall be discussed and determined by both parties, related expenses incurred shall be borne by Party B.

3.3 Rights of Party B

3.3.1 Right of Distribution

[***].

3.3.2 Right to use trademark

Party B has and only has the right to use Party A’s trademark to promote, identify, distribute Party A’s products and provide after-sales service for Party A’s products.

JAC INTERNATIONAL
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3.4 Duties of Party B

3.4.1 To build an operation team

[***].

a : [***];

b: At the time of signing this agreement, Party B shall provide the complete organizational structure chart of its team and the profile of the general manager, brand manager, sales manager, service manager, spare parts manager and other core management team members, as well as the corresponding personnel recruitment plan, so as to ensure that it has an independent, professional and complete team to distribute Party A’s products; if cannot be provided before signing, all charts, profile and recruitment plans shall be provided within one month after signing this agreement.

c: In case of any change in the members of Party B’s core management team and its staff, Party B shall notify Party A in written form in advance within 1 week;

Party B’s organizational structure chart and profile of core management team members shall be revert to Party A in accordance with Appendix 5 “JAC international distributor organizational structure chart and profile of core management team”.

3.4.2 Sales and service network development

Party B shall develop sales and service network according to the quantity, the date, and the standard specified in clause 2.5.3, 2.5.4, and 2.5.5.

3.4.3 The Party B agrees that in the territory specifically reserved by the Party A for itself or allocated by the Party A to other exclusive distributors or buyers, the Party B will not engage in proactive product promotion activities.

3.4.4 Forbid to sell competing products

3.4.4. [***].

3.4.4.2 [***].

3.4.5 Annual business plan 年度商业计划书

In every December, both parties shall set up annual business plan of the next year, according to the market situation and requirements of annual target in this Agreement, and make corresponding “Annual Business Plan”; Please refer to Appendix 4 for business plan of the first year. Party B shall work and meet the requirements on time according to the Plan.

3.4.6 After sales service 售后服务

3.4.6.1 Service 产品服务

Party B shall provide after-sales service of Products in the Territory by the standard that is no lower than the requirement of the local regulations.

3.4.6.2 Spare parts 零配件

To guarantee the efficiency and quality of after sales service, Party B shall purchase the first batch of genuine parts from Party A prior to the launch of the products and replenish the inventory in a timely manner during subsequent sales, and Party B shall not use spare parts which are not provided by Party A to perform service to the Products from Party A. Any product problem/liability aroused from the use of spare parts from any party rather than Party A, Party B shall bear the full responsibility.

JAC INTERNATIONAL
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3.4.6.3 Related Agreements

The service work by Party B shall be performed in Territory in accordance with the “After-sales Service Agreement” and the “Spare Parts Distribution Agreement” after being signed by both parties.

3.4.7 Brand promotion

3.4.7.1 Party B shall actively carry out the advertising and promotional activities for the Products, and the brand promotion philosophy should be in conformity with Party A’s promotion philosophy of JAC brand and JAC products. Party B should promote and operate according to the VI Guidance Manual provided by Party A.

3.4.7.2 In case of large scale advertising and promotional activities, Party B should inform Party A of the plan and support needed at least 3 month in advance, to facilitate Party A’s corresponding support work.

3.4.8 Information feedback and compliance guarantee 信息反馈及合规性保证

3.4.8.1 Party B should provide explanation and feedback in one week to reasonable questions raised by Party A.

3.4.8.2 Party B shall develop information platform, regularly pay visits to customers and specially assign person to maintain customer relationship, make records and keep on file;

3.4.8.3 [***];

3.4.8.4 [***]。

3.4.8.5 The Party B shall collect and transmit relevant information with the consent of the information subject and comply with the relevant information protection regulations in the region. If there are any exceptions, the Party B shall notify the Party A in advance.

3.4.8.6 Compliance with Territory laws

a) In order to enable Party A to develop, design and manufacture the Products in conformity with all applicable provisions of any Laws in the Territory, Party B shall make its best efforts to provide Party A, at Party A’s request, with information and/or data concerning such laws.

b) Party B shall be prudent and diligent to keep Party A timely informed of the following information: (1) laws and regulations applicable to the Territory and the Products (such as import regulations and management, labeling, technical specifications, safety requirements, filing and registration, etc.), and (2) as long as it is relevant to Party A and may affect Party A.If any applicable legal requirements or policies require any change or modification to the products, the distribution relationship and matters affecting the cooperation between the Parties in the Territory, Party B shall promptly inform Party A of such change or modification in writing, to make sure that the relevant acts and decisions of Party A not violate the mandatory legal requirements in the Territory.

c) On the basis of current production standard of Party A’s Products of Agreement , Party B, with professional evaluation and confirmation and on its own risk, intends to guarantee Agreement Products accord with laws, statutes and regulations of relevant institutions or departments of country, government of the Sales Territory in admission, authentication, technology, environment, security and other stipulations in the Sales Territory; guarantees the sales activities of Agreement Products accord with laws, statutes and regulations in the Sales Territory. Otherwise, Party B’s behaviors constitute a material breach of agreement.

3.4.8.7 [***];

JAC INTERNATIONAL
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3.4.9 IPR protection

3.4.9.1 “Intellectual Property Right” (IPR) shall be protected in the distribution territory, and the title for IPR belongs to Party A.

3.4.9.2 Without Party A’s written permission, Party B shall not register within the Territory, or behavior unreasonably to a fact which may impose an impediment for Party A to register the trademarks, trade names, company names and other similar unique logo of Party A for brand identification. Meanwhile Party B shall have the obligation to supervise any legal entity or natural persons within the Territory market on similar activities.

3.4.9.3 During the legal authorization of the right to use trademark of Party A’s Products, Party B put on a record of the sub dealership to Party A.

3.4.9.4 Party B should use the trademarks, trade names and other unique logo of Party A according to the “JAC International VI Guidance Manual”. In case of improper use by sub dealers, Party B has the obligation to make the sub dealers to make corrections immediately and remove negative effect.

3.4.9.5 Party B has the responsibility to protect the trademark of Party A’s products from infringement by any third party in the territory. Before signing this agreement, if Party A’s trademark has been registered by other third parties in the territory without Party A’s consent, Party B has the obligation to assist Party A in safeguarding Party A’s trademark rights and interests through legal channels and measures.

In case of infringement of Party A’s trademarks, trade names or logos by any third party, Party B shall notice Party A immediately and assist Party A to remove negative effect.

3.4.9.6 Without Party A’s written permission, Party B can only use Party A’s trademark on the Products, and Party B shall not use any other logo which is not agreed by Party A on the Products.

3.4.9.7 Unless prior agreed in writing by Party A, Party B shall not make any use of the trade name of Party A or the Party A’s Marks in respect of domain names or other designations that are used or appear on the internet and/or on other forms of electronic and/or digital media and communications. Otherwise, Party B’s behaviors constitute a material breach of agreement. If Party B intends to adopt such a domain name, it shall first notify Party A, if agreed by Party A, Party B may then register the domain name in such name.

3.4.9.8 Party B acknowledges that its promotion of the Products identified by any trademark or trade name of Party A shall not create or vest in Party B any right, title, or interest in such trademark or trade name. Party B shall not adopt, use, or register as a trademark, trade name, business name, or corporate name or part thereof, whether during or after the term of This Agreement, any word or symbol or combination thereof which is identical or similar to any of Party A’s Marks or trade names without Party A’s written consent.

3.4.10 Configuration adjustment

3.4.10.1 [***].

3.4.10.2 [***].

3.4.11 New product introduction

[***].

3.4.12 Operation situation

[***].

JAC INTERNATIONAL
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3.4.13 Support to accredited personnel from Party A

Party B will assist the accredited personnel from Party A to perform related work in the market, and will give positive assistance to the visa application, transportation and accommodation of the accredited personnel. Party B shall not for any reason restrict on the freedom of action and work of the Party A’s personnel.

3.4.14 Price adjustment

[***].

3.4.15 Assistance

In case an accident happens to the employee of either Party at the other Party’s location, the other Party shall take reasonable efforts for timely and necessary salvation and assistance, for instance, rescuing the employee, assisting to arrange the necessary medical treatment, prepaying the medical expenses in advance when necessary, assisting to handle the aftermath matters related to the accident. Under such circumstance, the Party providing assistance shall receive necessary indemnification from the other Party.

3.4.16 Registering notification

Before any documents issued by Party A or joint documents from both parties or this agreement are to be submitted to the authority in the territory for registration in any form, Party B must notify Party A in written form three month in advance of the preparation of local registration , extension of registration or its cancellation, and it can be conducted only after being approved by Party A in written form.

3.4.17 Representations and Warranties

Party B represents and warrants to Party A that:

(i) it is duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(ii) it is duly qualified to do business and is in good standing in its jurisdiction in which such qualification is required, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement;

(iii) it has the full right, power and authority to enter into this Agreement, to grant the rights and licenses granted under this Agreement and to perform its obligations under this Agreement;

(iv) when executed, this Agreement will constitute its legal, valid and binding obligation;

(v) Party B shall conduct its business activities in favor of Party A and Agreement Vehicles at any time and shall not engage in any wrongdoings including but not limited to deceptive, misleading, illegal and unethical business practices；

4. Commencement and expiration

4.1 Validity of Agreement

This Agreement shall come into effect from the date of signature (seal) by both parties, and shall remain valid until terminated in accordance with Article 4.2., and will be valid till ___Aug 31st，2027_. Both parties agree to meet at least three months in advance before the end of the expiration of the Agreement to discuss the possibility of entering into a new agreement after the expiration.

In case of inconsistency between the signing dates of both parties, both parties agree that the late of signing in the future shall be the effective date of this agreement.

JAC INTERNATIONAL
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4.2 Early termination

4.2.1. During the term of this Agreement, if Party B substantially violates its obligations under this agreement or encounters special circumstances that give justifiable reasons for early termination of the Agreement, Party A should give written notice of any violation and gives Party B a realistic option to correct the violation. Party A may terminate this Agreement and such termination shall take effect immediately if the party B couldn’t finish the corrections request by Party A within six months, provided that Party A shall notify Party B in writing through email that retains evidence of delivery and delivery date.

4.2.2. During the term of this Agreement, any failure by Party B to carry out all or part of its obligations under the Agreement resulting in such detriment to Party A as to substantially deprive such Party A of what it is entitled to expect under the Agreement, shall be considered a substantial breach for the purpose of Article 4.2.1. above.

4.2.3. Both parties hereby agree that any violation of Article 2.5.1, and/or 2.5.2, and/or 2.5.3, and/or 3.4.8.6 by Party B during the term of this Agreement shall be deemed a substantial breach of this Agreement. Moreover, for any other obligations under this Agreement, if Party A requests Party B to fulfill such obligations under this Agreement, but Party B repeatedly violates the obligations under this Agreement, such violation may be deemed as a substantial violation of this Agreement.

4.2.4. During the term of this agreement, if Party A becomes aware that the control, ownership, and/or management rights of Party B’s company have changed by more than 50% at the time of signing this agreement, Party A may also terminate this agreement, and such termination shall take effect immediately, provided that Party A shall notify Party B in writing by email with evidence of delivery and delivery date retained.

4.2.5. Furthermore, the parties agree that the following situations shall be considered as exceptional circumstances which justify the earlier termination by the other party: bankruptcy, moratorium, receivership, liquidation, or any other circumstances which are likely to affect substantially one party’s ability to carry out its obligations under this Agreement.

4.3 Consequence of Agreement Termination

4.3.1 After the Agreement is terminated, Party B will be no longer the distributor of Party A’s authorized products in the Territory, and will no longer have the right to import, sell, distribute and promote the product of Party A;

4.3.2 After the Agreement is terminated, Party B shall immediately stop using all the materials in relation to Party A’s IPR under this Agreement.

4.3.3 Handling of Inventory

Party B will be responsible for handling the inventory of Products within a reasonable period after the Agreement termination, during this period of stock handling, Party B could continue to use the trademark, trade name and logo of Party A, however this right is only restricted to the sales of stock Products, and Party B shall cease the use immediately after completing the sales;

4.3.4 After-sales Service for Sold Vehicles

After the Agreement is terminated, Party B shall still be obliged to provide after-sales service for Party A’s products previously sold by Party B.

4.4 After the Agreement is terminated; in avoiding interrupting Party A’s future distribution in the Territory, Party B shall have the obligation to revoke any recordation files in relation to the interests of Party A with relevant local government departments within 30days unconditionally.

JAC INTERNATIONAL
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4.5 After the Agreement is terminated, both parties shall clear all the transactions between their accounts within 30 days since the date of termination. Meanwhile, each Party will be responsible for its own costs and expenses on operation incurred during the validity of this Agreement.

5. Force Majeure

If any Party is unable to perform or temporarily unable to perform its obligation or part of obligation under this Agreement due to force majeure, the Party should be excused from the legal responsibility; But the Party shall notify the other Party of the occurrence of the Force Majeure within one week in written. If the Force Majeure Event lasts over 90 days, both parties shall negotiate on the impact of the event of Force Majeure and remedial measures friendly; if no agreement can be reached through negotiation, either party shall have the right to notify the other party in advance in writing to terminate this agreement.

6. Settlement of disputes

Any dispute, conflict or claim, including effectiveness, invalidity, breach and termination of this Agreement, which arises from or in connection with this Agreement, shall be settled by both Parties amicably through consultation. If both Parties fail to settle the above-mentioned dispute within 30 days, the dispute should be settled by Singapore International Arbitration Center. in accordance with its rules of procedure effective on the occasion. The language for arbitration is English. The decision of arbitrator shall be final and binding on both parties. All the expenses incurred from the arbitration, including court filing fee and reasonable attorney fee, shall be borne by the losing party. During the arbitration procedure, except the issues of dispute, both parties shall continuously execute the obligations under this Agreement.

This Agreement and its legal force shall be governed, construed and performed in accordance with the laws of the People’s Republic of China.

7. Assignment of Agreement

Neither party shall have the right to assign the rights and obligations under this Agreement to any third party, without prior consultation by both parties to get a written agreement. The party in breach shall take all responsibilities.

8. Priority and Severability

8.1 If any term or provision of the Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such provisions or part thereof shall not affect the legality, enforceability, or validity of the remainder of this Agreement.

8.2 After the Agreement is signed, it shall prevail over all commitment on business cooperation previously reached, whether in oral or written form.

9. Other terms

9.1 Both parties confirmed that in the process of cooperation, the two parties each conduct and execute its investment and bear related expenses of the project based on its own independent business judgment of its own behavior, both parties enjoy the benefits brought by this business practices and bear the risks by themselves. Nothing in this Agreement is intended to or shall operate to create a partnership, joint venture or employment of any kind between the parties, or to authorize either party to act as agent for the other, and neither party shall have authority to act in the name or on behalf of the other in any way or to hold itself out in its advertising or otherwise in any manner which would indicate or imply any such relationship with the other, except as expressly provided otherwise in this Agreement.

9.2 When Party B purchase Products from Party A, all details such as model, price and delivery date shall be regulated by sales contracts which need to be otherwise signed by both parties.

9.3 Unmentioned matters shall be addressed in supplementary agreement to this Agreement by both parties through consultation, and in term of any discrepancies between the supplementary agreement and this Agreement, the supplementary agreement shall prevail; No modification of this Agreement shall be valid unless it is in writing and signed by the parties to this Agreement; No modification of this Agreement shall be valid if made by email.

9.4 No failure of either party to exercise any power given to it under this Agreement or to insist upon strict compliance by the other party with any obligation and no custom or practice of the parties at variance with the terms of this Agreement shall constitute any waiver of any of such Party’s rights under this Agreement. Waiver by either party of any particular default by the other Party shall not affect or impair such party’s rights in respect of any subsequent default of any kind by the other party nor shall any delay or omission of either party to exercise any rights arising from any default of the other party affect or impair such party’s rights in respect of the said default or any other default of any kind.

JAC INTERNATIONAL
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9.5 Confidentiality

9.5.1 Both parties shall guarantee not to disclose to any other person or business entity any information in relation to any content in this Agreement or information in relation to the cooperation between both parties; Unless otherwise mandatorily required by laws or regulations, both parties shall protect the confidentiality and exclusivity of the Confidential Information, and unless with the prior written consent of the other party, both parties shall not, within the cooperation term or a term thereafter (as provided in Article 9.5.2 ), by any means directly or indirectly disclose, duplicate or distribute such Confidential Information in respect of the other party to any other individual, company or entity, and neither party shall use the aforementioned confidential information for the benefit of their own or any other individual, company or entity.

9.5.2 The confidentiality obligation shall be valid for a period of ten (10) years upon termination of this Agreement.

9.6 Compliance Undertaking

Please refer to Appendix6: Letter of Compliance Commitment.

9.7 This Agreement shall be executed in three (3) original copies, with two (2) being held by Part A and one (1) being held by Part B with the same legal force. The appendixes hereto are made an integral and inseparable part of the this Agreement, and Party A reserves the right to adjust part of the appendixes in content if necessary;

9.8 The Agreement is written in Chinese and English, and the both versions have the equal legal effect.In case of any discrepancies between the two languages, the English version should prevail.

9.9 In order to avoid ambiguity, about the following provisions shall remain effective after termination or expiration of This Agreement:

(i) “Use of Trademarks and Intellectual Property”;

(ii) “Confidentiality”;

(iii) “Governing Law and Dispute Resolution”;

(iv) “Address and contact information”.

JAC INTERNATIONAL
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9.10 It is hereby agreed between the parties to this agreement that, neither party shall arbitrarily use the off set right to offset assets belonging to the other party. If both parties are willing to exercise, a written document should be signed.

10. Address and contact information

Within the validity of This Agreement, emails between authorized employees of the Parties are deemed as written documents; such notices, sent by emails and received with the other Party’s reply, have the same validity as post.

本协议有效期内，双方人员之间往来的电子邮件视为书面文件，通过电子邮件发出并得到对方回复确认的通知与邮寄形式的通知具有同等效力。

Party A：	Party B：
ANHUI JIANGHUAI AUTOMOBILE GROUP CORP., LTD.	Company： AUTOMAX LEASING LTD.
No. 176, Dongliu Road, Hefei, China	Address：15th Harechavim st., Jerusalem, Israel
Postcode：230022	Postcode： 9346213
Tel：[***]	Tel：_______ [***]
E-mail:：[***]	E-mail：__________ [***]

11. Execution

ANHUI JIANGHUAI AUTOMOBILE GROUP CORP., LTD.	AUTO MAX LEASING LTD.

Company

Representative：____ [***]	Representative：	/s/ TOMER LEVY

Title：__[***]	Title：	General manager

Date ： September 15th 2024	Date ： September 15th 2024

JAC INTERNATIONAL
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APPENDIX

APPENDIX 1：The Business License of Party B

APPENDIX 2：Products List

APPENDIX 3：JAC International Distributor Business Plan JAC

APPENDIX4：JAC international distributor organizational structure chart and profile of core management team.

APPENDIX 5：Letter of Compliance Commitment

JAC INTERNATIONAL
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